UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C
(RULE 14c-101)

SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Definitive Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))

OSL Holdings, Inc.
(Name of Registrant as Specified in Charter)

Payment of Filing Fee. (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No:

	(3)	Filing Party:

	(4)	Date Filed:

OSL HOLDINGS, INC.
60 Dutch Hill Road, Suite 15
Orangeburg, NY 10962
(845) 363-6776

NOTICE OF ACTION BY
WRITTEN CONSENT OF MAJORITY STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’
MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

We are furnishing this notice and the accompanying information statement (the “Information Statement”) to the holders of shares of common stock, par value $0.001 per share (“Common Stock”) of OSL Holdings, Inc. (the “Company”) pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C and Schedule 14C thereunder, and Section 78.320 of the Nevada Revised Statutes (the “NRS”) in connection with the approval of the action described below (the “Action”) taken by written consent of the holders of a majority of the issued and outstanding shares of Common Stock:

1.	The amendment to the Company’s Articles of Incorporation, as amended to date, to effect a one-for-one thousand reverse split of the Company’s Common Stock.

The purpose of this Information Statement is to notify our stockholders that on November 20, 2012, the owners of approximately 52.6% of our issued and outstanding shares of Common Stock as of such date executed a written consent approving the Action. In accordance with Rule 14c-2 promulgated under the Exchange Act, the Action will become effective no sooner than 20 days after we mail this notice and the accompanying Information Statement to our stockholders.

The written consent that we received constitutes the only stockholder approval required for the Action under Nevada law and, as a result, no further action by any other stockholder is required to approve the Action and we have not and will not be soliciting your approval of the Action.

This notice and the accompanying Information Statement are being mailed to our stockholders on or about November      , 2012. This notice and the accompanying Information Statement shall constitute notice to you of the action by written consent in accordance with Section 78.320 of the NRS and Rule 14c-2 promulgated under the Exchange Act.

By Order of the Board of Directors,

/s/ Eli Feder
Eli Feder
Chief Executive Officer

OSL HOLDINGS, INC.
60 Dutch Hill Road, Suite 15
Orangeburg, NY 10962
(845) 363-6776
__________________________________

INFORMATION STATEMENT

November     , 2012

Action by Written Consent of Majority Stockholder
__________________________________

WE ARE NOT ASKING YOU FOR A
PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL

This Information Statement is being furnished to the holders of shares of common stock, par value $0.001 per share (“Common Stock”), of OSL Holdings, Inc. in connection with the action by written consent of the holders of a majority of our issued and outstanding shares of Common Stock taken without a meeting to approve the action described in this Information Statement. In this Information Statement, all references to “the Company,” “we,” “us” or “our” refer to OSL Holdings, Inc. We are mailing this Information Statement to our stockholders of record as of November 20, 2012 (the “Notice Record Date”) on or about December       , 2012.

Pursuant to Rule 14c-2 promulgated by the Securities and Exchange Commission under the Exchange Act, the actions described herein will not become effective until at least 20 calendar days following the date on which this Information Statement is first mailed to our stockholders.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Company’s Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

Actions by Consenting Stockholders

On November 16, 2012, in accordance with Section 78.320 of the Nevada Revised Statutes, as amended (the “NRS”), the Board of Directors (the “Board”) of the Company unanimously adopted resolutions approving the following action (the “Action”):

1.
The amendment to the Company’s Articles of Incorporation, as amended to date (the “Certificate of Incorporation”), to effect a one-for-one thousand reverse split of the Company’s Common Stock (the “Amendment”).

In order to obtain the approval of our stockholders for the Action, we could have convened a special meeting of the stockholders for the specific purpose of voting on such matters. However, Section 78.320 of the NRS provides that any action that may be taken at any annual or special meeting of stockholders may be taken without a meeting and without prior notice if a consent in writing setting forth the action taken is signed by the holders of outstanding shares of Common Stock having not less than the minimum number of votes that would be necessary to take such action. In order to eliminate the costs and management time involved in holding a meeting and obtaining proxies and in order to effect the above actions as early as possible in order to accomplish the purposes hereafter described, we elected to utilize the written consent of the holders of a majority of the outstanding shares of our Common Stock

As of the close of business on November 20, 2012, (the “Voting Record Date”) we had 117,121,248 shares of Common Stock outstanding and entitled to vote on the Action. Each share of Common Stock outstanding as of the close of business on the Voting Record Date was entitled to one vote.

On the Voting Record Date, pursuant to Section 78.320 of the NRS, we received written consents for the Action from stockholders holding an aggregate of 61,593,656 shares of our Common Stock, representing 52.56% of our outstanding shares of Common Stock. Thus, your consent is not required and is not being solicited in connection with the approval of the Action.

The following sets forth those holders who consented to the Action and provides the number of shares beneficially owned and the percentage interest of outstanding shares of Common Stock for each such holder (the “Majority Stockholders”) as of the Voting Record Date:

Holder	Beneficial Ownership	Percentage of Beneficial Ownership
ARMK LLC(1)	21,575,000	18.42%
Eli Feder	21,430,833	18.30%
Continental Equities	5,096,000	4.35%
Eric Kotch	3,723,833	3.18%
Robert Rothenberg	2,524,990	2.16%
Samuel Schonbrun	1,998,000	1.71%
Esti Worch	1,000,000	*
Yossi Feder(2)	1,000,000	*
Dov Feder	1,000,000	*

*	Less than 1%.
(1)	ARMK LLC is owned 100% by the wife of Eric Kotch.
(2)	Yossi Feder is Eli Feder’s son. Eli Feder disclaims beneficial ownership of such shares.

Notice to Stockholders

We are providing notice of the taking of the Action without a meeting to the holders of record of our Common Stock on the Notice Record Date who have not consented in writing to the Action. This Information Statement is intended to provide such notice.

Dissenters’ Rights of Appraisal

Stockholders who did not consent to the Action are not entitled to assert dissenters’ or appraisal rights under Section 78.3793 of the NRS.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding shares of Common Stock beneficially owned as of the Voting Record Date, for (i) each stockholder known to be the beneficial owner of 5% or more of the Company’s outstanding shares of Common Stock, (ii) each named executive officer and director, and (iii) all executive officers and directors as a group. A person is considered to beneficially own any shares: (i) over which such person, directly or indirectly, exercises sole or shared voting or investment power; or (ii) of which such person has the right to acquire beneficial ownership at any time within 60 days through an exercise of stock options or warrants. Unless otherwise indicated, voting and investment power relating to the shares shown in the table for our directors and executive officers is exercised solely by the beneficial owner or shared by the owner and the owner’s spouse or children.

For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of Common Stock that such person has the right to acquire within 60 days of November 20, 2012. For purposes of computing the percentage of outstanding shares of our Common Stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days of November 20, 2012 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership. As of the Voting Record Date, we had 117,121,248 shares of Common Stock issued and outstanding. The address of each of the beneficial owners listed below is c/o OSL Holdings, Inc., 60 Dutch Hill Road, Suite 15, Orangeburg, NY 10962.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Owned		Percent of Class
ARMK LLC(1)	21,575,000		18.42%
Eli Feder(2)	21,430,833		18.30%
Eric Kotch	3,723,833		3.18%
Robert Rothenberg	2,524,990		2.16%
All Executive Officers and Directors as a group (3 persons)	49,254,656	(3)	42.05%

(1)	ARMK LLC is owned 100% by the wife of Eric Kotch.
(2)	Does not include 1,000,000 shares beneficially owned by Yossi Feder, Eli Feder’s son. Eli Feder disclaims beneficial ownership of such shares.
(3)	Includes the 21,575,000 shares beneficially owned by ARMK LLC.

INTERESTS OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No officer, director or director nominee of the Company has any substantial interest in the Amendment, other than his role as an officer or director of the Company, or as a shareholder of the Company.

AMENDMENT OF THE COMPANY’S
ARTICLES OF INCORPORATION TO EFFECT A ONE-FOR-ONE THOUSAND REVERSE SPLIT OF
THE COMPANY’S COMMON STOCK

General

On November 20, 2012, the Board of Directors unanimously approved an amendment to the Articles of Incorporation to effect a one-for-one thousand reverse split of the outstanding shares of Common Stock. Each share of Common Stock is entitled to one vote. The Board of Directors is authorized to fix the number of shares of and to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon the Common Stock. The post reverse split shares will have the same rights, privileges, preferences and restrictions as the Common Stock which are currently authorized. On November 20, 2012, the holders of a majority of the outstanding shares of Common Stock approved the Amendment by written consent.

Common Stock as a Result of the Reverse Stock Split

The Action provides for the combination of our presently issued and outstanding shares of Common Stock into a smaller number of shares of identical Common Stock. This is known as a "reverse stock split." Under the proposal, each one thousand shares of our presently issued and outstanding Common Stock as of the close of business on the effective date of the approved director’s resolution will be converted automatically into one share of our post-reverse stock split Common Stock.

Each stockholder will hold the same percentage of our outstanding Common Stock immediately following the reverse stock split as he or she did immediately prior to the reverse stock split, except for adjustments required due to the treatment of fractional shares and "odd lots" of less than five shares. The reverse split does not change the number of authorized shares of Common Stock.

Reasons for the Reverse Stock Split

Our Board determined to effect the reverse stock split with the primary intent of increasing the price of our Common Stock to make our Common Stock more attractive to a broader range of investors. In addition to increasing the price of our Common Stock, the reverse stock split may also reduce certain of our costs, such as proxy solicitation fees. Accordingly, for these and other reasons discussed below, we believe that effecting the reverse stock split is in our and our stockholders’ best interests.

We believe that the reverse stock split will make our Common Stock more attractive to a broader range of investors, as we believe that the current market price of our Common Stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. We believe that the reverse stock split will make our Common Stock a more attractive and cost effective investment for many investors, which could enhance the liquidity of the holders of our Common Stock.

Reducing the number of outstanding shares of our Common Stock through the reverse stock split is intended, absent other factors, to increase the per share market price of our Common Stock. However, other factors, such as our financial results, market conditions and the market perception of our current and proposed business may adversely affect the market price of our Common Stock. As a result, there can be no assurance that the reverse stock split, if completed, will result in the intended benefits described above, that the market price of our Common Stock will increase following the reverse stock split or that the market price of our Common Stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our Common Stock after a reverse stock split will increase in proportion to the reduction in the number of shares of our Common Stock outstanding before the reverse stock split. Accordingly, the total market capitalization of our Common Stock after the reverse stock split may be lower than the total market capitalization before the reverse stock split.

In addition to increasing the price of our Common Stock, we believe that a reverse stock split will provide us and our stockholders with other benefits. Currently, the fees that we pay for state franchise taxes, custody and clearing services and the costs of our proxy solicitations are all based on or related to the number of shares outstanding, or being held or cleared, as applicable. Reducing the number of shares that are outstanding and that will be issued in the future may reduce the amount of fees and tax that we pay to these organizations and agencies, as well as other organizations and agencies that levy charges based on the number of shares rather than the value of the shares.

If the Board deems it to be in the best interests of the Company and its stockholders to issue additional shares of Common Stock in the future from authorized shares, the Board of Directors generally will not seek further authorization by vote of the Stockholders, unless such authorization is otherwise required by law or regulations.

The additional shares of Common Stock that may be issued as a result of the reverse stock split, caused by the increase in the number of shares that may be issued relative to the number of authorized shares, could have an anti-takeover effect. If the Board desires to issue additional shares in the future, such issuance could dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by the Company.

Effects of the Reverse Stock Split

All of our issued and outstanding shares of Common Stock will be affected by the reverse stock split. The reverse stock split will affect all holders of our Common Stock uniformly and will not affect any stockholder’s percentage ownership interest in us, except that as described below in “—Fractional Shares,” record holders of our Common Stock otherwise entitled to a fractional share as a result of the reverse stock split will receive a cash payment in lieu of such fractional share. These cash payments will reduce the number of post-reverse stock split holders of our Common Stock to the extent there are currently stockholders who would otherwise receive less than one share of Common Stock after the reverse stock split. In addition, the reverse stock split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

The reverse stock split may result in some stockholders owning “odd lots” of less than 100 shares of Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

The Amendment will become effective upon the filing of a Certificate of Amendment to our Certificate of Incorporation with the Secretary of State of the State of Nevada and after approval from FINRA or at such later time as indicated in such amendment. We intend to file the Certificate of Amendment to our Certificate of Incorporation in substantially the form attached hereto as Annex I with the Secretary of State of the State of Nevada and submit our request for corporate action to FINRA promptly. Furthermore, the reverse stock split can be effected only upon a date on or after the expiration of the 20-day period after the mailing of this Information Statement. The 20-day Period is expected to conclude on or about December     , 2012. However, the actual timing of the reverse stock split will be determined by our management based upon their evaluation as to when effecting the reverse stock split will be most advantageous to the Company and our stockholders.

After the effective time of the reverse stock split, our Common Stock will have a new Committee on Uniform Securities Identification Procedures (CUSIP) number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described below.

We reserve the right to forego or postpone effecting the reverse stock split if we determine that action to be in the best interests of the Company and its stockholders.

Adoption of the reverse stock split will reduce the shares of Common Stock outstanding on the record date to approximately 117,121 shares of Common Stock (without taking into account adjustments for fractional shares) but will not affect the number of authorized shares of Common Stock. The reverse stock split also will have no effect on the par value of the Common Stock.

The effect of the reverse split upon holders of Common Stock will be that the total number of shares of our Common Stock held by each stockholder will be automatically converted into the number of whole shares of Common Stock equal to the number of shares of Common Stock owned immediately prior to the reverse stock split divided by one thousand.

Beneficial Holders of Common Stock (i.e. stockholders who hold in street name)

Upon the reverse stock split, we intend to treat shares held by stockholders through a bank, broker, custodian or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding our Common Stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the reverse stock split and making payment for fractional shares. If a stockholder holds shares of our Common Stock with a bank, broker, custodian or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker, custodian or other nominee.

Registered “Book-Entry” Holders of Common Stock (i.e. stockholders that are registered on the transfer agent’s books and records but do not hold stock certificates)

Certain of our registered holders of Common Stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

If a stockholder holds registered shares in book-entry form with the transfer agent, they will be sent a transmittal letter by our transfer agent after the effective time of the reverse stock split and will need to return a properly completed and duly executed transmittal letter in order to receive any cash payment in lieu of fractional shares or any other distributions, if any, that may be declared and payable to holders of record following the reverse stock split.

Holders of Certificated Shares of Common Stock

Stockholders holding shares of our Common Stock in certificated form will be sent a transmittal letter by the transfer agent after the effective time of the reverse stock split. The letter of transmittal will contain instructions on how a stockholder should surrender his, her or its certificate(s) representing shares of our Common Stock to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-reverse stock split Common Stock. No new certificates will be issued to a stockholder until such stockholder has surrendered all old certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. No stockholder will be required to pay a transfer or other fee to exchange his, her or its old certificates. Stockholders will then receive a new certificate(s) representing the number of whole shares of Common Stock that they are entitled as a result of the reverse stock split. Until surrendered, we will deem outstanding old certificates held by stockholders to be cancelled and only to represent the number of whole shares of post-reverse stock split Common Stock to which these stockholders are entitled. Any old certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for new certificates. If an old certificate has a restrictive legend on the back of the old certificate(s), the new certificate will be issued with the same restrictive legends that are on the back of the old certificate(s). If a stockholder is entitled to a payment in lieu of any fractional share interest, such payment will be made as described below under “—Fractional Shares.”

Stockholders should not destroy any stock certificate(s) and should not submit any stock certificate(s) until requested to do so.

Fractional Shares

We do not currently intend to issue fractional shares in connection with the reverse stock split. Therefore, we will not issue certificates representing fractional shares. In lieu of issuing fractions of shares, we intend to pay cash (without interest and subject to applicable withholding taxes) as follows:

●
If a stockholder’s shares are held in street name, payment for the fractional shares will be deposited directly into the stockholder’s account with the organization holding the stockholder’s shares; and

●
If the stockholder’s shares are registered directly in the stockholder’s name, payment for the fractional shares will be made by check, sent to the stockholder directly from our transfer agent upon receipt of the properly completed and executed transmittal letter and original stock certificates.

By signing and cashing the check, applicable stockholders will warrant that they owned the shares of Common Stock for which they received a cash payment. The cash payment is subject to applicable federal and state income tax and state abandoned property laws. Stockholders will not be entitled to receive interest for the period of time between the effective time of the reverse stock split and the date payment is received.

The amount of cash to be paid for fractional shares will be equal to the product obtained by multiplying:

●	The average closing sales price of our Common Stock as reported by the OTC Bulletin Board for the five trading days preceding the effective date of the reverse stock split; by

●	The amount of the fractional share.

Those stockholders who hold less than the number of shares set forth in the reverse stock split ratio would be eliminated as a result of the payment of fractional shares in lieu of any fractional share interest in connection with the reverse stock split. The Board reserves the right to aggregate all fractional shares for cash and arrange for their sale, with the aggregate proceeds from such sale being distributed to the holders of fractional shares on a pro rata basis.

Accounting Matters

The proposed Amendment will not affect the par value of our Common Stock per share, which will remain at $0.001. As a result, as of the effective time of the reverse stock split, the stated capital attributable to Common Stock on our balance sheet will be reduced proportionately based on the reverse stock split ratio (including a retroactive adjustment of prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss will be higher because there will be fewer shares of Common Stock outstanding.

Certain Federal Income Tax Considerations

The following summary describes certain material U.S. federal income tax consequences of the reverse stock split to holders of our Common Stock.

Unless otherwise specifically indicated herein, this summary addresses certain U.S. federal income tax consequences only to a beneficial owner of our Common Stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our Common Stock (a “U.S. holder”). A trust may also be a U.S. holder if (1) a U.S. court is able to exercise primary supervision over administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person. An estate whose income is subject to U.S. federal income taxation regardless of its source may also be a U.S. holder. This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our Common Stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes or (iii) persons that do not hold our Common Stock as “capital assets” (generally, property held for investment).

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our Common Stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the reverse stock split.

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this proxy statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the reverse stock split.

THE FOLLOWING WAS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTION OR MATTERS ADDRESSED HEREIN. THE FOLLOWING WAS NOT INTENDED OR WRITTEN TO BE USED, AND IT CANNOT BE USED BY ANY TAXPAYER, FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON THE TAXPAYER UNDER US FEDERAL TAX LAW. EACH TAXPAYER SHOULD SEEK ADVICE BASED ON THE TAXPAYER'S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

U.S. Holders

The reverse stock split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, a stockholder generally will not recognize gain or loss on the reverse stock split, except to the extent of cash, if any, received in lieu of a fractional share interest in the post-reverse stock split shares. The aggregate tax basis of the post-split shares received should be equal to the aggregate tax basis of the pre-split shares exchanged therefore (excluding any portion of the holder’s basis allocated to fractional shares), and the holding period of the post-split shares received should include the holding period of the pre-split shares exchanged. A holder of the pre-split shares who receives cash will generally recognize gain or loss equal to the difference between the portion of the tax basis of the pre-split shares allocated to the fractional share interest and the cash received. Such gain or loss should be capital gain or loss and will be short term if the pre-split shares were held for one year or less and long term if held more than one year. No gain or loss should be recognized by us as a result of the reverse stock split.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and other information with the SEC. You may obtain such SEC filings from the SEC’s website at http://www.sec.gov. You can also read and copy these materials at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at Corporate Secretary, 60 Dutch Hill Road, Suite 15, Orangeburg, NY 10962; (845) 363-6776.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may send notification to or call the Company’s principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

By Order of the Board of Directors,

/s/ Eli Feder
Eli Feder
Chief Executive Officer

ANNEX I

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.             Name of Corporation:

OSL Holdings, Inc.

2.             The articles have been amended as follows: (provide article numbers, if available)

Upon the filing and effectiveness (the “Effective Time”) of this Certificate of Amendment of the Corporation, each one thousand (1,000) shares of the Corporation’s common stock, par value $0.001 per share, issued and outstanding immediately prior to the Effective Time shall be combined into one (1) validly issued, fully paid and non-assessable share of common stock, par value $0.001 per share, without any further action by the Corporation or the holder thereof, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). No certificates representing fractional shares of common stock shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of common stock shall be entitled to receive cash (without interest or deduction) from or on behalf of the Corporation in lieu of such fractional shares upon such terms as may be required by the Corporation, including the submission of a transmittal letter by stockholders and/or upon the surrender of the stockholder’s Old Certificates (as defined below), in an amount equal to the product obtained by multiplying (a) the average closing sales price of the Corporation’s common stock as reported by the OTC Bulletin Board for the five trading days preceding the Effective Time by (b) the amount of the fractional share. Each certificate that immediately prior to the Effective Time represented shares of common stock (“Old Certificates”), shall thereafter represent that number of shares of common stock into which the shares of common stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.

3.             The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:

52.56%.

4.             Effective date of filing: (optional)

5.             Signature: (required)

________________________________

Signature of Officer